EXHIBIT 23.1



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to incorporation by reference in the registration statements (File No. 333-117896, 333-103467, 33-15894, and No. 33-
15895) on Form S-8 of Werner Enterprises, Inc. of our reports dated February 4, 2005, with respect to the consolidated balance sheets of Werner Enterprises, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the
December   31,  2004  annual   report  on  Form  10-K  of   Werner
Enterprises, Inc.

                                             KPMG LLP

Omaha, Nebraska
February 14, 2005